SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2004

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

000-32929	DELAWARE	77-0291941
Commission File Number	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1020 Stewart Drive

Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 731-1800

Item 5. Other Events

Appointment of three new independent Board of Directors

       On August 12, 2004, Monolithic System Technology, Inc. (MoSys) announced an appointment of three new independent members to its Board of Directors. The new directors, Tommy Eng, Chi-Ping Hsu and Jim Kupec join current Board members Fu-Chieh Hsu, Wing Leung, and Carl E. Berg.

        The press release issued by the Company on August 12, 2004 is included this report as an exhibit.

Item 7. Financial Statements and Exhibits

(c)           Exhibits

99.1    August 12, 2004 press release announcing the appointment of three new independent Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monolithic System Technology, Inc.

By:	/s/ MARK VOLL

Name: Mark Voll
Title: Vice President and CFO

August 12, 2004